UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Strategy Inc

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

TWEET

Strategy Inc (the “Company”) posted a thread on its X account regarding the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration. An image of the Company’s post and a transcript of the embedded video is set forth below on Annex A.

LIVE STREAM:

Michael Saylor, Executive Chairman of the Company, and certain members of the Company’s Investor Relations team retweeted a live discussion on X, during which, among other things, the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration were discussed. Mr. Saylor also replied to the initial post. A copy of Mr. Saylor’s retweet and a transcript of the remarks regarding the foregoing during the discussion, as well as a copy of his reply post, are set forth below on Annex B.

Mr. Saylor gave a presentation at a conference, which was simultaneously live streamed on YouTube, during which, among other things, the Company’s 2026 Annual Meeting of Shareholders and certain of the proposals to be presented for shareholder consideration were discussed. A copy of the YouTube page, and certain of Mr. Saylor’s remarks and slides regarding the foregoing from the presentation are set forth below on Annex C.

Annex A

Your job pays you twice a month. Shouldn’t your shares? We propose moving Stretch to a semi-monthly dividend. What this could enable for STRC? More liquidity; better price stability; and even stronger demand. Here’s how to vote for this change in 15 seconds. Search your inbox for the proxy vote email from your broker. Click “vote now”. Find Proposal 5: STRC Semi Monthly Dividend Amendment. Select “For”, and submit. STRC. Save different.

Annex B

Jeff Walton: It’s been fascinating to watch how they’ve evolved using the MSTR security to pay the dividends and how they do it. It seems like the week of the dividend they generally raise the capital and they do it that way. You could do that several different ways, and I’m sure that they’ll evolve even as they do semi-monthly dividends. Hopefully that gets approved. Everybody go vote if you haven't voted. They are — that focus of where you raise that capital is also going to be spread. Instead of having it like the week before when they pay the dividend, it’s going to be spread out a little bit with semi-monthly dividends. And that will continue to change and evolve over time.

Annex C

Michael Saylor: “The last point I’ll make is this is a monthly dividend, but we’re moving to make it twice a month, semi-monthly. And the shareholders are voting on that. That’ll be resolved by next Monday or Tuesday, I guess. And the idea is to pay out 24 times a year instead of 12 times a year. We think that it should decrease the volatility, should cut the volatility by some decent factor. It should increase the Sharpe ratio. It provides more entry and exit points. There’s 24,000 companies that pay a quarterly dividend. 176 pay monthly. We”ll be paying twice a month. And so that’s, it’s an interesting thing. It all will start in June. In July.”

Upgrading STRC

Copyright ©2026 Strategy All Rights Reserved

Proposing to Pay STRC Dividends Semi-Monthly

1) **Dividends paid two times a month instead of once: 15th & month-end; economics unchanged(1)**

2) **Designed to Stabilize Price, Dampen Cyclicality, Drive Liquidity, Grow Demand**

3) **Nasdaq Rules Limit Frequency (10 Days between Declaration & Record)**

(1) Annual dividend payment amounts are unchanged; payments are made more frequently. However, dividend timing shifts under mid-month reset: half of the monthly dividend is effectively deferred two weeks. For example, if the July rate is 11.5% and the August rate is 12%, then the first payment made in August (on August 15th and tied to the July 31st record date) will be the second half of the July 11.5%-rate payment; the second payment made in August (on August 31st and tied to the August 15th record date) will be the first half of the August 12%-rate payment, and the first payment made in September (on September 15th and tied to the August 31st record date) will be the second half of the August 12%-rate payment.

76

Strategy₿

12 Month Calendar – Old vs New Dividend Cadence

Same total dividend amount; each payment amount is half as much as before & is paid twice as often

12

PAYMENTS/ YEAR

Old Cadence

Payment Dates – Month-end

Jan-1
Mar-31
Jun-30
Sep-30
Dec-31
$$ $$ $$ $$ $$ $$ $$ $$ $$ $$ $$ $$

24

PAYMENTS/ YEAR

New Cadence

Payment Dates – 15th & Month-end

Jan-1
Mar-31
Jun-30
Sep-30
Dec-31
$ $

Dividends on STRC Stock are payable, when, as and if declared by the Board of Directors or any duly authorized committee thereof, out of funds legally available for their payment
This is for illustrative purposes only and does not represent any dividends declared by our Board of Directors (or duly authorized committee) as of the date hereof

Strategy

77

STRC would move a
Octave Higher.

2x Frequency
Same Yield

78

STRC Would Be the Only Equity with Semi-Monthly Dividends

		Market Cap
24,000	**Pay Quarterly Dividends (1)**	**$150T**
176	**Pay Monthly Dividends**	**$304B**
1	**Would Pay Semi-monthly "STRC"**	**$10.5B**

Source: Bloomberg. Universe includes actively traded equities, excludes mutual funds, ETFs, closed-end funds, receipts, and certificates. Receipts/certificates excluded to avoid double counting across currencies. Screened for dividend yield >0. Market comparison information as of April 17, 2026; STRC Market Cap as of June 1, 2026 (1) Quarterly frequency or slower

79

Strategy₿

Semi-Monthly Dividends Would Start after Vote is Passed

Under New Cadence:

First Record Date — **June 30th**

First Payment Date — **July 15th**

Dividends on STRC Stock are payable, when, as and if declared by the Board of Directors or any duly authorized committee thereof, out of funds legally available for their payment
This is for illustrative purposes only and does not represent any declaration of dividends by our Board of Directors (or duly authorized committee), as of the date hereof.

80

Strategy₿

Voting for STRC Amendment is Now Open

Learn about:

- Timeline
- Amendment Rationale
- How to Vote
- FAQ

Strategy.com/strc/vote

Scan Here

Strategy₿

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Additional Information and Where You Can Find It

Strategy Inc (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), an annual report and proxy cards with respect to the solicitation of proxies for its 2026 Annual Meeting of Shareholders. SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING OF SHAREHOLDERS. You may obtain these documents free of charge on the SEC’s website at www.sec.gov.

Pursuant to SEC rules, the Company has elected to provide access to its proxy materials on the Internet instead of mailing printed copies of its proxy materials to all of its stockholders. Accordingly, the Company is sending a separate Notice of Internet Availability of Proxy Materials to its stockholders of record (i.e., holders of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and common stock as of the record date).

The record date for the annual meeting is April 17, 2026. All stockholders of record will have the ability to access the proxy materials and the Company’s annual report on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and annual report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. To receive a printed copy of these materials, which the Company will provide to you free of charge, contact the Company’s Investor Relations Department by e-mail at ir@strategy.com or go to https://annualmeeting.strategy.com.

No proxy cards are being furnished by this communication. Stockholders may vote their shares only by completing and returning a proxy card or voting instructions to be furnished in connection with the Definitive Proxy Statement.

Participant Information

The Company and its directors, executive officers and certain of its investor relations employees are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the section titled “Executive Officer Compensation” and “Director Compensation” in the Definitive Proxy Statement available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement available here.

Forward-Looking Statements

Statements in this communication about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding potential future dividend rate changes and the proposed changes to the terms of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and related potential impacts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this communication speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.